EXHIBIT 99.2

VIMOVO PRODUCT LINE

(A Product of AstraZeneca LP)

Statement of Assets Acquired

(Unaudited)

(Amounts in thousands)

	September 30, 2013	December 31, 2012
Samples inventories	$194	$390
Intangible asset	15,000	16,154

Total assets acquired	15,194	$16,544

See accompanying notes to financial statements.

VIMOVO PRODUCT LINE

(A Product of AstraZeneca LP)

Statements of Net Revenues and Direct Expenses

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30,
	2013	2012
Net product revenues	$17,379	$18,965
Cost of goods sold	4,285	4,418

Gross profit	13,094	14,547

Direct expenses:
Selling expenses	10,505	30,481
Amortization expense	1,154	1,154

Total direct expenses	11,659	31,635

Net revenues in excess of (below) direct expenses	$1,435	$(17,088)

See accompanying notes to financial statements.

VIMOVO PRODUCT LINE

(A Product of AstraZeneca LP)

Notes to Interim Financial Statements

(Unaudited)

(Amounts in thousands)

(1)	Background

In August 2006, AstraZeneca AB (AZAB) entered into a Collaboration and License Agreement with Pozen, Inc. (Pozen) whereby AZAB obtained a license to Pozen’s intellectual property and AZAB and Pozen agreed to co-develop and commercialize certain pharmaceutical product candidates.

VIMOVO was a resulting product of the Collaboration and License Agreement. In April 2010, VIMOVO was approved by the Food and Drug Administration (FDA) for sale in the U.S. market for relief of signs and symptoms of osteoarthritis, rheumatoid arthritis, and ankylosing spondylitis and to decrease the risk of developing gastric ulcers in patients at risk of developing NSAID associated gastric ulcers. AstraZeneca LP (AZLP), a subsidiary of AZAB, launched VIMOVO in July 2010.

Pursuant to an Asset Purchase Agreement dated as of November 18, 2013 (the Asset Purchase Agreement), AZAB and its affiliates agreed to sell to Horizon Pharma, Inc. certain existing assets and rights necessary to commercialize VIMOVO in the U.S. including, among other things, the investigational new drug application, or IND, and new drug application, or NDA, for VIMOVO in the U.S., AZAB’s interest in certain patents covering VIMOVO in the U.S. and certain promotional materials and records related to VIMOVO in the U.S.

(2)	Basis of Presentation

These accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. Historically, complete financial statements have never been prepared for the VIMOVO Product Line as AZLP did not maintain the VIMOVO Product Line as a stand-alone business, division or subsidiary, and therefore it is impractical to prepare stand-alone or full carve-out financial statements for the VIMOVO Product Line. The statements of assets acquired and net revenues and direct expenses of the VIMOVO Product Line have been prepared in conformity with U.S. generally accepted accounting principles and have been derived from the operating activities directly attributed to the VIMOVO Product Line from AZLP’s books and records. The statement of net revenues and direct expenses does not purport to reflect all the costs, expenses, and cash flows that would have been associated had the VIMOVO Product Line been operated as a stand-alone, separate entity. In addition, the statement of net revenues and direct expenses may not be indicative of the operating results going forward given the omission of certain corporate overhead described in the notes to the financial statements and changes in the business that may be made by the acquirer. AZLP’s transaction systems, including accounts receivable and accounts payable, which are used to record and account for cash transactions were not designed to identify assets and liabilities and receipts and payments on a product specific basis. As a result, cash flows for the VIMOVO Product Line are unavailable.

The accompanying unaudited interim financial statements and related disclosures should be read in conjunction with the financial statements and notes for the year ended December 31, 2012. In the opinion of the management of AZLP, the interim financial statements reflect all adjustments considered necessary for a fair presentation of the statement of assets acquired and statement of net revenues and direct expenses for the interim periods. All such adjustments are of a normal, recurring nature. The statement of net revenues and direct expenses for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

(3)	Summary of Significant Accounting Policies

(a)	Samples inventories

Samples inventories are stated at the lower of cost or market determined on the first-in, first-out method.

VIMOVO PRODUCT LINE

(A Product of AstraZeneca LP)

Notes to Interim Financial Statements

(Unaudited)

(Amounts in thousands)

(b)	Intangible Asset

The intangible asset represents the $20,000 payment made to Pozen upon FDA approval of VIMOVO under the Collaboration and License Agreement which is being amortized over an estimated useful life of 13 years. Amortization expense was $1,154 for each of the nine months ended September 30, 2013 and 2012 and accumulated amortization was $5,000 and $3,846 as of September 30, 2013 and December 31, 2012, respectively. AZLP reviews amortizable intangible assets for impairment whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, AZLP compares expected undiscounted future cash flows to the carrying value of identifiable intangibles. If such assets are considered to be impaired, the impairment recognized is measured by the amount the carrying value exceeds the fair value of the assets. No impairment charges have been recorded for the nine months ended September 30, 2013 or 2012. Annual amortization expense for each of the next five years will be $1,538 per year.

(c)	Revenue Recognition

Revenue from product sales is recognized when the earnings process is complete. Revenue for product sales is recognized at the time of shipment, when title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed and determinable. Net product sales include gross sales less estimated managed care costs, which include government rebates, product returns, coupons and certain other customer discounts. The following briefly describes the nature of the net sales adjustments:

Managed Care Costs

Managed care costs include estimated amounts for price rebate programs, charge backs from wholesalers and certain other sales related items. These rebates are based primarily on volume purchases, the attainment of market share levels, government mandates and wholesaler credits. Provision for these estimated costs are recorded at the time of sale and are periodically adjusted to reflect actual experience.

Product Returns

Customers can return product from up to six months prior to expiration until twelve months after expiration. These estimated costs are recorded at the time of sale and are periodically adjusted to reflect actual experience.

Coupons

Coupon programs are offered to patients to help lower out-of-pocket costs. These costs are recorded as a reduction to gross sales based on an estimate of the units to be redeemed at the coupon value.

Product revenues from the largest three customers accounted for 43%, 36% and 15% of total product revenues for the nine months ended September 30, 2013. Product revenues from the largest three customers accounted for 42%, 39% and 9% of total product revenues for the nine months ended September 30, 2012.

(d)	Cost of Goods Sold

Costs of product sold include the direct costs of manufacturing the product and royalty payments to Pozen in accordance with the Collaboration and License Agreement. The amount of royalties was $1,713 and $1,868 for the nine months ended September 30, 2013 and 2012, respectively.

(e)	Direct Selling Expenses

Direct selling expenses represent third-party costs directly related to the VIMOVO Product Line as well as other costs that have been allocated to the VIMOVO Product Line based on reasonable activity-based methods, including field sales costs and certain freight and distribution costs.

VIMOVO PRODUCT LINE

(A Product of AstraZeneca LP)

Notes to Interim Financial Statements

(Unaudited)

(Amounts in thousands)

(f)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates.

(4)	Corporate Allocations

AZLP performed certain corporate functions for the VIMOVO Product Line for the nine months ended September 30, 2013 and 2012, including, but not limited to, corporate management, certain legal services, administration of insurance, treasury, payroll administration, employee compensation and benefit management, and administration. The costs of these corporate services are not included in the statement of net revenues and direct expenses, as AZLP does not allocate such costs by product. In addition, the statement of net revenues and direct expenses excludes any interest and income taxes.

(5)	Subsequent Events

AZLP has evaluated their activity after September 30, 2013 until the date of issuance of the statements of assets acquired and net revenues and direct expenses through February 3, 2014, and is not aware of any other events that have occurred subsequent to September 30, 2013 that would require adjustments to or disclosures in the accompanying statements.